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                                                                  EXHIBIT 10(kk)


                 SUPPLEMENTAL TARGET PENSION BENEFIT AGREEMENT


                 THIS AGREEMENT made as of the ____ day of ____________, 1996, between THE ALLEN GROUP INC., a Delaware corporation (the "Company"), having its principal executive offices at Beachwood, Ohio and ROBERT G. PAUL, of Cleveland Heights, Ohio ("Executive").


                                    RECITALS
                                    --------

                 A. Executive is the President and Chief Executive Officer of the Company and has been employed by the Company in a key executive capacity since 1970, and it is expected that he will continue to contribute substantially to the growth and success of the Company during his employment by it; and in order to assure to the Company the continued benefit of the experience and advice and the ability and services of the Executive, the Company and the Executive entered into an Employment Agreement providing for the continued employment of the Executive as Chief Executive Officer of the Company upon the terms and conditions therein set forth (hereinafter referred to as the "Employment Agreement");

                 B. The Company maintains a tax-qualified retirement plan for employees designated as The Allen Group Inc. Corporate Retirement Plan (the "Pension Plan"), which is intended to meet the requirements of a "qualified plan" under the Internal Revenue Code of 1986, as amended (the "Code"), and a nonqualified retirement plan for certain employees designated as The Allen Group Inc. Restoration Plan (the "Restoration Plan"), which is intended to supplement benefits payable under the Pension Plan by restoring benefits that cannot be provided under the Pension Plan because of limitations imposed under the Internal Revenue Code and because of reductions in compensation pursuant to The Allen Group Inc. Deferred Compensation Plan;

                 C. This Agreement is intended to provide an aggregate level of pension benefits to the Executive which exceeds the benefits payable to the Executive under the Pension Plan and the Restoration Plan.


                 NOW, THEREFORE, in consideration of the premises and of the Executive's services and significant contributions to the Company, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

                 SECTION 1.1. Words and phrases used herein with initial capital letters which are defined in the Pension Plan are used herein as so defined, unless otherwise specifically defined
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                                                                        2


herein or the context clearly indicates otherwise. The following words and phrases when used in this Agreement with initial capital letters shall have the following respective meanings, unless the context clearly indicates otherwise:

                 SECTION 1.1(1). "401(k) PLAN BENEFIT" shall mean the account balance attributable to employer matching contributions that the Executive would have had as of the date of determination under The Allen Group Inc. Employee Before-Tax Savings Plan if the Company had made the maximum employer matching contributions permissible under such plan for the Executive for each year and such contributions had accumulated at the rate of 8% compounded annually.

                 SECTION 1.1(2). "401(k) PLAN BENEFIT OFFSET" shall mean a single life annuity, payable monthly, that is the actuarial equivalent of the Executive's 401(k) Plan Benefit as of the date of determination hereunder. For this purpose, actuarial equivalence shall be determined using the actuarial assumptions that would be used under the Pension Plan as of the date of determination hereunder to calculate a lump sum distribution.

                 SECTION 1.1(3). "ACCELERATING EVENT" shall mean the occurrence of any of the following at any time after the date the Executive ceases to be the Chief Executive Officer of the Company:

                 (a) The quarterly financial statement of the Company indicates that the tangible net worth of the Company and its subsidiaries taken as a whole (calculated in accordance with generally accepted accounting principles), is less than $90,000,000, provided that such tangible net worth at the time the Executive ceased to be Chief Executive Officer was at least $130,000,000 or, if such tangible net worth at the time the Executive ceased to be Chief Executive Officer was less than $130,000,000, the tangible net worth of the Company declines by $40,000,000; or

                 (b) The Company breaches any material provision of this Agreement including, without limitation, failure by the Company to make timely payment of any Supplemental Pension Benefit, and failure by the Company to rectify such breach within thirty (30) days after written notice of such breach is given to the Company by the Executive; or

                 (c) The Company makes a general assignment for the benefit of creditors or the Company's indebtedness under any loan agreement(s) with its principal lending bank or group of banks is accelerated; or

                 (d) A proceeding under the federal Bankruptcy Code (or a similar state law) is instituted by or against the Company and, if such proceeding is instituted against the Company, is consented to or acquiesced in by the Company or the Company fails






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for a period of sixty (60) days after the commencement thereof to use its best efforts to obtain the dismissal thereof; or

                 (e) A receiver or trustee in bankruptcy is appointed for the Company.

                 SECTION 1.1(4). "ACTUAL PENSION PLAN BENEFIT" shall mean the amount of the monthly benefit in fact payable to the Executive or his Beneficiary under the Pension Plan.

                 SECTION 1.1(5). "BENEFICIARY" shall mean the person designated by the Executive on a form provided by the Committee to receive the Death Benefit upon the Executive's death.

                 SECTION 1.1(6). "BOARD" shall mean the Board of Directors of the Company.

                 SECTION 1.1(7).  "CAUSE"  shall have the meaning set forth in
Section 4.1(b).

                 SECTION 1.1(8). "CHANGE IN CONTROL" shall mean the occurrence of any of the following:

                 (1) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by all stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

                 (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board"), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3) or (4) of this section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-third (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                 (3) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving






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entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

                 (4) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                 SECTION 1.1(9). "CODE" shall mean the Internal Revenue Code of 1986, as it has been and may be amended from time to time.

                 SECTION 1.1(10). "COMMENCEMENT DATE" shall mean the first day as of which a Supplemental Target Pension Benefit is payable hereunder.

                 SECTION 1.1(11). "COMMITTEE" shall mean the Management Compensation Committee of the Board of Directors of the Company.

                 SECTION 1.1(12). "COMPETITIVE OPERATION" shall have the meaning set forth in Section 4.1(a).

                 SECTION 1.1(12). "DEATH BENEFIT" shall mean the benefit determined under Section 3.1 of this Agreement.

                 SECTION 1.1(13). "DISABILITY BENEFIT" shall mean the Supplemental Target Pension Benefit determined under Section 2.3 of this Agreement.

                 SECTION 1.1(14). "DISABILITY PLAN" shall mean The Allen Group Inc. Group Long Term Disability Insurance Plan (including supplemental disability insurance benefits provided for the Executive thereunder).

                 SECTION 1.1(15). "DISABLED" shall mean the Executive's inability to perform the material duties, in an undiminished capacity, of his own occupation.

                 SECTION 1.1(16). "EMPLOYMENT AGREEMENT" shall mean the Employment Agreement between the Executive and the Company dated June 25, 1991, as such agreement may be amended from time to time, and any agreement that replaces or supersedes such agreement.

                 SECTION 1.1(17). "FIVE-YEAR AVERAGE EARNINGS" shall have the same meaning given to such term under the Pension Plan, but without regard to
(i) the limitations set forth in Sections 401(a)(17) and 414(q)(6) of the Code and (ii) any reductions in the amount of the Executive's base pay or bonus pursuant to The






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Allen Group, Inc. Deferred Compensation Plan or any other similar nonqualified deferred compensation plan maintained by the Company.

                 SECTION 1.1(18). "GOOD REASON" shall have the same meaning given to such term under the Employment Agreement.

                 SECTION 1.1(19). "GROSS BENEFIT" shall mean a monthly amount equal to one-twelfth of 1.733% of the Executive's Five Year Average Earnings, multiplied by the number of his years of Credited Service, not in excess of thirty (30) years, as of his Commencement Date.

                 SECTION 1.1(20). "PENSION PLAN" shall mean The Allen Group Inc. Corporate Retirement Plan as such plan may be amended from time to time.

                 SECTION 1.1(21). "RESTORATION PLAN" shall mean The Allen Group Inc. Restoration Plan as such plan may be amended from time to time.

                 SECTION 1.1(22). "RESTORATION PLAN BENEFIT" shall mean the amount of the monthly benefit payable to or with respect to the Executive under the Restoration Plan.

                 SECTION 1.1(23). "SOCIAL SECURITY BENEFIT" shall mean the estimated primary Social Security benefit payable on a monthly basis to the Executive upon the date of his termination of employment or, if he terminates his employment prior to his attainment of age 62, upon his attainment of age 62, based on the Social Security law in effect on the date of the termination of employment of the Executive, without cost of living adjustments or increases in the Social Security taxable wage base after such date, and assuming that the Executive has no future Social Security earnings following his date of termination of employment. The Social Security Benefit hereunder shall be calculated as of the date of determination hereunder and shall not be subject to later modification even if the Executive's actual Social Security award differs from the Social Security Benefit hereunder.

                 SECTION 1.1(24). "SUPPLEMENTAL TARGET PENSION BENEFIT" shall mean the retirement benefit payable to or with respect to the Executive under this Agreement.


                                   ARTICLE II
                                TARGET BENEFITS

                 SECTION 2.1. NORMAL RETIREMENT. (a) If the Executive retires on or after his attainment of age 65, he shall be entitled to receive a monthly Supplemental Target Pension Benefit, expressed as a single life annuity commencing on the first day of the month following his retirement, equal to (A) his






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Gross Benefit, reduced by (B) the sum of the following: (i) the Actual Pension
Plan Benefit payable to the Executive as a single life annuity commencing on the Commencement Date; (ii) the Restoration Plan Benefit payable to the Executive as a single life annuity commencing on the Commencement Date; (iii) the Executive's 401(k) Plan Benefit Offset as of the Commencement Date; and
(iv) the Executive's Social Security Benefit payable as a single life annuity commencing on the Commencement Date.

                 (b) Subject to Sections 2.5 and 2.6, a Supplemental Target Pension Benefit payable to the Executive pursuant to this Section shall commence on the first day of the month following the Executive's retirement.

                 SECTION 2.2. EARLY RETIREMENT. (a) If the Executive terminates employment before he becomes entitled to a benefit under Section 2.1, he shall be entitled to receive a monthly Supplemental Target Pension Benefit, expressed as a single life annuity commencing on the date determined pursuant to subsection (b) of this Section (without regard to Sections 2.5 and 2.6), equal to (A) his Gross Benefit, reduced by (B) four-twelfths of one percent (4/12%) per month for each month (if any) by which the Commencement Date precedes the month in which he attains (or would attain) age 65, and further reduced by (C) the sum of the following: (i) the Actual Pension Plan Benefit payable to the Executive as a single life annuity commencing on the Commencement Date; (ii) the Restoration Plan Benefit payable to the Executive as a single life annuity commencing on the Commencement Date; (iii) the Executive's 401(k) Plan Benefit Offset as of the Commencement Date; and (iv) for each month after the later of the Commencement Date or the Executive's attainment of age 62, the Executive's Social Security Benefit payable as a single life annuity commencing on the later of the Commencement Date or the Executive's attainment of age 62.

                 (b) Subject to Sections 2.5 and 2.6, a Supplemental Target Pension Benefit payable to the Executive pursuant to this Section shall commence on the first day of any month elected by the Executive after the later of the Executive's retirement date or the Executive's attainment of age 55, provided that (i) payment of such benefit shall commence at the same time as payments of the Executive's Actual Pension Plan Benefit commence under the Pension Plan and (ii) payment of such benefit shall commence no later than the first day of the month following the Executive's attainment of age 65.

                 SECTION 2.3. DISABILITY BENEFIT. (a) If the Executive becomes Disabled, he shall be entitled to a Disability Benefit, expressed as a single life annuity commencing on the date determined pursuant to subsection
(b) of this Section (without regard to Sections 2.5 and 2.6), equal to (A) his Gross Benefit, reduced by (B) four-twelfths of one percent (4/12%) per month for each month (if any) by which the Commencement Date precedes the month in which he attains (or would attain) age 65,






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further reduced by (C) the sum of the following: (i) for each month after the later of the Commencement Date or the Executive's attainment of age 55, the Actual Pension Plan Benefit payable to the Executive as a single life annuity commencing on the later of the Commencement Date or the Executive's attainment of age 55; (ii) for each month after the later of the Commencement Date or the Executive's attainment of age 55, the Restoration Plan Benefit payable to the Executive as a single life annuity commencing on the later of the Commencement Date or the Executive's attainment of age 55; (iii) the Executive's 401(k) Plan Benefit offset as of the Commencement Date; and (iv) for each month after the later of the Commencement Date or the Executive's attainment of age 62, the Executive's Social Security Benefit payable as a single life annuity commencing on the later of the Commencement Date or the Executive's attainment of age 62.

                 (b) Subject to Sections 2.5 and 2.6, a Disability Benefit payable to the Executive pursuant to this Section shall commence on the first day of any month after the termination of all benefits payable to the Executive under the Disability Plans, as elected by the Executive, provided that payment of the Disability Benefit shall commence no later than the first day of the month following the later of (i) the Executive's attainment of age 65 or (ii) the termination of all benefits payable to the Executive under the Disability Plans.

                 SECTION 2.4. MAXIMUM BENEFIT. In no event shall the amount of the Executive's Supplemental Target Pension Benefit exceed an annual amount of $250,000 reduced by four-twelfths of one percent (4/12%) for each month (if any) by which the Executive's Supplemental Target Pension Benefit commences before the Executive's attainment of age 65.

                 SECTION 2.5.  DURATION OF PAYMENTS.  (a)  Subject to Section
2.6 and subsections (b) and (c) of this Section, the Executive's Supplemental Target Pension Benefit, once commenced, shall continue to be paid on the first day of each month until (and shall terminate with the payment made on) the first day of the month in which the Executive's death occurs.

                 (b) Notwithstanding subsection (a) of this Section, the Executive's Disability Benefit shall terminate upon the Executive's recovery from his Disability. Upon termination of his Disability Benefit, the Executive shall be restored to his position under this Agreement prior to his Disability, and the Executive shall be entitled either to resume participation in this Agreement (if he is reemployed by the Company in a position entitling him to so participate), or to receive such other benefits as he may be eligible for under the terms of this Agreement based on his Credited Service at the time of his Disability.

                 (c) Notwithstanding the foregoing, in the event of (i) the occurrence of an Accelerating Event or (ii) the termination






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of the Executive's employment within the two-year period following a Change in
Control either by the Executive for Good Reason or by the Company (A) other than for Cause or (B) because the Executive is Disabled, the Supplemental Target Pension Benefit accrued but unpaid as of the date of the Accelerating Event or such termination of employment shall become immediately payable and shall be paid in the form of a lump sum payment equal to the present value of such accrued but unpaid Supplemental Target Pension Benefit. Such lump sum amount shall be calculated by using the interest rate and other actuarial assumptions of the Pension Plan used to determine lump sum equivalents thereunder in effect on the date of the Accelerating Event or such termination of employment. If the event triggering a lump sum payment under this subsection is a termination of employment within two years following a Change in Control, the Executive's accrued but unpaid Restoration Plan Benefit shall be transferred to and paid under this Agreement and shall not be applied as an offset or reduction against the Executive's Gross Benefit, notwithstanding the other provisions of this Agreement.

                 SECTION 2.6. FORM OF PAYMENT. (a) Subject to Section 2.5, the Supplemental Target Pension Benefit or Disability Benefit to which the Executive is entitled hereunder shall be payable in the form of a single life annuity, unless the Executive elects an optional form of benefit pursuant to subsection (b) of this Section.

                 (b) The Executive may elect to receive his Supplemental Target Pension Benefit or Disability Benefit in any of the optional forms of benefit payment available under the Pension Plan at the Commencement Date. Spousal consent shall not be required in order for the Executive to elect any such optional form. Each optional form shall be the actuarial equivalent of the Supplemental Target Pension Benefit or Disability Benefit payable as a single life annuity, actuarial equivalence being determined by using the interest rate and other actuarial assumptions of the Pension Plan used to determine actuarial equivalent payment options thereunder.


                                  ARTICLE III
                                 DEATH BENEFIT

                 SECTION 3.1. AMOUNT OF DEATH BENEFIT. (a) If the Executive dies prior to commencement of benefit payments under this Agreement, his designated Beneficiary shall be entitled to receive a monthly benefit, payable for the Beneficiary's life, equal to:

                 (1) the survivor annuity portion of the Executive's Gross Benefit, stated as a joint and 50% survivor annuity, commencing as of the later of the date of the Executive's death or the date he would have attained age 55, with the






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         designated Beneficiary as his contingent annuitant, reduced by

                 (2)  the sum of:

                          (A) the actuarial equivalent, stated as a single life annuity payable at the time death benefits commence under this Agreement, of the amount, if any, paid from the Pension Plan to the designated death beneficiary under the Pension Plan, plus

                          (B) the actuarial equivalent, stated as a single life annuity payable at the time death benefits commence under this Agreement, of the amount paid from The Allen Group Inc. Restoration Plan to the designated death beneficiary under such plan, plus

                          (C) the actuarial equivalent, stated as a single life annuity payable at the time death benefits commence under this Agreement, of the Executive's 401(k) Plan Benefit, plus

                          (D) for each month after the earliest month for which the designated Beneficiary is entitled to receive a portion of the Executive's primary Social Security Benefit, the estimated benefit, if any, the designated Beneficiary is to receive from Social Security that is attributable to the Executive's employment and earnings history with the Company.

                 SECTION 3.2. TIME OF PAYMENTS. Subject to Section 2.4(c), if the Beneficiary is the recipient of death benefit payments under the Pension Plan, the Beneficiary's Death Benefit under this Agreement shall commence at the same time as benefits commence to such Beneficiary under the Pension Plan. If the Beneficiary is not the recipient of death benefit payments under the Pension Plan, the Death Benefit payable under this Agreement shall commence as of the first day of the month following the later of the date of the Executive's death or the date he would have attained age 55. The Beneficiary may select a later date for benefit commencement hereunder in which case the Death Benefit will be actuarially adjusted to reflect such later commencement.


                                 ARTICLE IV
                                 FORFEITURE

                 SECTION 4.1. FORFEITURE. (a) All rights to receive any Supplemental Target Pension Benefits (other than Supplemental Pension Target Benefits already paid in the event of forfeiture under subparagraph (ii) below) under this Agreement will be forfeited if, but only if:






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              (i)  the term of the Executive's employment with the Company shall be terminated by the Company for Cause; or

             (ii) during the period prior to, and for two (2) years following, the date of termination of the Executive's employment with the Company, (A) the Executive shall have, without the written consent of the Board, (I) directly or indirectly, whether as principal, agent, stockholder, employee, consultant or in any other capacity, engaged in or had a financial interest in any company or enterprise which is in substantial competition with any business actively conducted by the Company or any of its subsidiaries (a "Competitive Operation"), provided, however, that this paragraph shall not be deemed to preclude or limit the Executive's right to own not to exceed three percent (3%) of the stock or other securities of any corporation, the shares of which are registered under Section 12 of the Securities Exchange Act of 1934, or (II) hired for any personal or business purpose any person who is an employee (other than a clerical, administrative or secretarial employee) of the Company at the date of such hiring or who was such within six (6) months prior thereto, and the Secretary of the Company, pursuant to resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, obtained at a meeting called for the purpose after notice to the Executive and an opportunity for him to be heard, shall have given written notice to the Executive that he is participating in a Competitive Operation or has hired a person described in the preceding clause (II), as the case may be, and the Executive shall have neither ceased to participate in the Competitive Operation nor discontinued the employment of such person, as the case may be, within thirty (30) days from his receipt of such notice or diligently taken all reasonable steps to cease to participate in the Competitive Operation or to discontinue the employment of such person during such thirty (30) day period and thereafter, or (B) the Executive shall have, without the written consent of the Board, disclosed or communicated to any person, firm or corporation any information not generally available to the public concerning any of the Company's inventions, experimental developments, secret processes, or confidential or trade secrets of the Company, except as may be reasonably necessary or appropriate in connection with the performance by the Executive of his duties to the Company, and such disclosure or communication results in material injury to the Company, and there shall have been delivered to the Executive a certified copy of a resolution of the Board adopted by the affirmative vote of not less than a majority of the entire membership of the Board obtained at a meeting called and held for that purpose and at which the Executive was given an opportunity to be heard, finding that the Executive was guilty of conduct set forth in the foregoing clauses (A) or (B), specifying the particulars thereof in detail.

                 (b) For purposes of this Agreement, the term of the Executive's employment with the Company shall be considered to have been terminated for "Cause" only






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                      (i)  if the Executive willfully shall have failed to
substantially perform his duties to the Company, except by reason of total or partial incapacity due to accident or physical or mental illness;

                     (ii) if the Executive shall have engaged in or performed an act or acts of dishonesty constituting a felony under the laws of the United States or any state thereof or Canada or any province thereof and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company;

                    (iii) if the Executive shall have, without the written consent of the Board, participated in a Competitive Operation or shall have hired a person described in paragraph Section 4.1(a)(ii)(A)(II) above or shall not have promptly disclosed to the Company all inventions, discoveries, processes and improvements relating to the business of the Company or any of its subsidiaries made or conceived by him during the term of his employment by the Company or shall not have executed such instruments and documents reasonably requested by the Company to transfer and/or assign all rights therein to the Company, and the Secretary of the Company, pursuant to resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, obtained at a meeting called for the purpose after notice to the Executive and an opportunity for him to be heard, shall have given written notice to the Executive that he is participating in a Competitive Operation or has hired a person described in Section 4.1(a)(ii)(A)(II) or has failed to perform all of his obligations relating to the inventions, discoveries, processes and improvements described above, as the case may be, and the Executive shall have neither ceased to participate in the Competitive Operation nor discontinued the employment of such person nor performed his obligations relating to such inventions, discoveries, processes and improvements, as the case may be, within thirty (30) days of his receipt of such notice nor diligently taken all reasonable steps to cease to participate in the Competitive Operation or to discontinue the employment of such person or to perform such obligations during such thirty (30) day period and thereafter; or

                     (iv) if the Executive shall have, without the written consent of the Board, disclosed or communicated to any person, firm or corporation any information not generally available to the public concerning any of the Company's inventions, experimental developments, secret processes, or confidential or trade secrets of the Company, except as may be reasonably necessary or appropriate in connection with the performance by the Executive of his duties to the Company, and such disclosure or communication results in material injury to the Company;

and there shall have been delivered to the Executive a certified copy of a resolution of the Board adopted by the affirmative vote

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of not less than a majority of the entire membership of the Board obtained at a meeting called and held for that purpose and at which the Executive was given an opportunity to be heard, finding that the Executive was guilty of conduct set forth in subparagraphs (i), (ii), (iii) or (iv) above, specifying the particulars thereof in detail.

                          Anything in this Subsection 4.1 to the contrary
notwithstanding, the employment of the Executive shall in no event be considered to have been terminated by the Company for Cause if termination of his employment took place (v) as the result of bad judgment or negligence on the part of the Executive other than willful misconduct or gross negligence,
(vi) for any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement of payment of expenses of an officer or director under the By-Laws or Certificate of Incorporation of the Company or the laws of the State of Delaware or for directors' and officers' liability insurance of the Company, in each case as in effect at the time of such act of omission, (vii) as the result of an act or omission which occurred more than twelve (12) calendar months prior to the Executive's having been given notice of termination for such act or omission unless the commission of such act or such omission was not or could not reasonably have been, at the time of such commission or omission, known to at least one-third of the members of the Board, in which case more than twelve (12) calendar months from the date that the commission of such act or such omission was or could reasonably have been so known, or (viii) as the result of a continuing course of action which commenced and was or could reasonably have been known to at least one-third of the members of the Board more than twelve (12) calendar months prior to notice having been given to the Executive of the termination of his employment.

                 SECTION 4.2 The provisions of Section 4.1(a) shall not apply if the employment of the Executive with the Company is involuntarily terminated other than for Cause.


                                   ARTICLE V
                           AMENDMENT AND TERMINATION

                 SECTION 5.1. AMENDMENT. The Board of Directors of the Company and the Executive may, at any time, agree to amend any or all of the provisions of this Agreement. Any such amendment shall be expressed in a written instrument executed by an appropriate officer of the Company and by the Executive and shall become effective as of the date designated in such instrument or, if no such date is specified, on the date of its execution.

                 SECTION 5.2. TERMINATION. (a) The Board of Directors of the Company does hereby reserve the right to terminate this Agreement at any time without the consent of the Executive, his

Beneficiary or any other person. Such termination shall be expressed in an instrument executed by an appropriate officer of the Company and shall become effective as of the date designated in such instrument, or if no date is specified, on the date of its execution.

                 (b) Upon any termination of this Agreement, the Executive's Supplemental Target Pension Benefit shall be determined and distributed to him (or his Beneficiary) as otherwise provided in Article II.

                 SECTION 5.3. LIMITATIONS ON AMENDMENT AND TERMINATION. Notwithstanding the foregoing provisions of this Article, no amendment or termination of this Agreement shall, without the consent of the Executive (or, in the case of his death, his Beneficiary), adversely affect the vested Supplemental Target Pension Benefit under this Agreement of the Executive or Beneficiary as such Benefit exists on the date of such amendment or termination.

                 SECTION 5.4. EFFECT OF TERMINATION. Notwithstanding any provision of this Agreement to the contrary, in the event of a termination of this Agreement, the Company, in its sole and absolute discretion, shall have the right to accelerate the time and/or manner of distribution of benefits in pay status hereunder, including, without limitation, by providing for the payment of a single lump sum payment (i) to the Executive if he is employed as of the date of termination of this Agreement or (ii) to the Executive or his Beneficiary if either is then entitled to benefit payments, in an amount equal to the Actuarial Equivalent of such remaining unpaid benefit. If the effect on the Executive of the payment of any such lump sum amount is to increase the sum of the highest marginal federal, state and local income tax rates that apply to such lump sum payment over the sum of the highest such rates that would apply to the Executive's receipt of his Supplemental Target Pension Benefit in the form of a single life annuity, the Company shall make an additional lump sum payment to the Executive in an amount sufficient, on an after-tax basis, to eliminate such effect.


                                 ARTICLE VI
                                MISCELLANEOUS

                 SECTION 6.1. LIMITATION ON RIGHTS OF THE EXECUTIVE AND BENEFICIARIES - NO LIEN. This Agreement is an unfunded, nonqualified plan and the entire cost of this Agreement shall be paid from the general assets of the Company. No trust has been established for the Executive or Beneficiaries. No liability for the payment of benefits under this Agreement shall be imposed upon any officer, director, employee, or stockholder of the Company. Nothing contained herein shall be deemed to create a lien in favor of the Executive or Beneficiary on any assets of the Company. The Company shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Company for use in connection with this Agreement. Each Executive and Beneficiary shall have the status of a general unsecured creditor of the Company and shall have no right to, prior claim to, or security interest in, any assets of the Company.

                 SECTION 6.2. NONALIENATION. No right or interest of the Executive or his Beneficiary under this Agreement shall be anticipated, assigned (either at law or in equity) or alienated by the Executive or his Beneficiary, nor shall any such right or interest be subject to attachment, garnishment, levy, execution or other legal or equitable process or in any manner be liable for or subject to the debts of the Executive or Beneficiary. If the Executive or Beneficiary shall attempt to or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under this Agreement or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him, then the Company may terminate his interest in any such benefit and hold or apply it to or for his benefit or the benefit of his spouse, children or other person or persons in fact dependent upon him, or any of them, in such a manner as the Company may deem proper; provided, however, that the provisions of this sentence shall not be applicable to the surviving spouse of any deceased Executive if the Company consents to such inapplicability, which consent shall not unreasonably be withheld.

                 SECTION 6.3. EMPLOYMENT RIGHTS. Employment rights shall not be enlarged or affected hereby. The Company shall continue to have the right to discharge or retire the Executive, with or without cause.

                 SECTION 6.4.  ADMINISTRATION OF AGREEMENT.

                 (a) The Committee shall be responsible for the general administration of this Agreement and for carrying out the provisions hereof. The Committee shall interpret where necessary, in its reasonable and good faith judgment, the provisions of this Agreement and, except as otherwise provided in the Agreement, shall determine the rights and status of the Executive and Beneficiaries hereunder (including, without limitation, the amount of any Supplemental Target Pension Benefit to which the Executive or Beneficiary may be entitled under this Agreement).

                 (b) The Committee may, from time to time, delegate all or part of the administrative powers, duties and authorities assigned to it under this Agreement to such person or persons, office or committee as it shall select.

                 SECTION 6.5. CLAIMS PROCEDURE. Whenever there is denied, whether in whole or in part, a claim for benefits under this Agreement filed by any person (herein referred to as the "Claimant"), the Committee shall transmit a written notice of such decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Committee a written request therefor, which request shall contain the following information:

                 (a) the specific portions of the denial of his claim which the Claimant requests the Committee to review;

                 (b) a statement by the Claimant setting forth the basis upon which he believes the Committee should reverse the previous denial of his claim for benefits and accept his claim as made; and

                 (c) any written material which the Claimant desires the Committee to examine in its consideration of his position as stated pursuant to Subsection (b) above.

                 Within 60 days of the date the Claimant files the written request for review, the Committee shall conduct a full and fair review of the decision denying the Claimant's claim for benefits. Within 60 days of the date of such review, the Committee shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and the Agreement provisions upon which its decision was based.

                 SECTION 6.6. EFFECT ON OTHER BENEFITS. Benefits payable to or with respect to the Executive under the Pension Plan, the Restoration Plan or any other Company-sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Agreement.

                 SECTION 6.7. PAYMENT TO GUARDIAN. If a benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Company may direct payment of such benefit to the legal guardian or legal representative of such minor, incompetent or person. The Company may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                 SECTION 6.8.  EFFECT OF QUALIFIED DOMESTIC RELATIONS ORDER.
In the event that any portion of the Executive's benefit under the Pension Plan is allocated to an alternate payee pursuant to the terms of a qualified domestic relations order, the Executive's Supplemental Target Pension Benefit hereunder shall be calculated without taking into account such allocation. In no event may an alternate payee receive a distribution or an allocation of any portion of a Supplemental Target Pension Benefit hereunder.

                 SECTION 6.9. WITHHOLDING/TAXES. To the extent required by applicable law, the Company shall withhold from the Supplemental Target Pension Benefit any taxes required to be withheld therefrom by a federal, state or local government.

                 SECTION 6.10. EXPENSES. The Company shall pay all expenses incurred in the administration and operation of this Agreement.

                 SECTION 6.11. ARBITRATION; LEGAL EXPENSES. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Cleveland, Ohio, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The expense of such arbitration, as well as all other reasonable legal fees and expenses incurred by the Executive in connection with the resolution of any dispute arising under this Agreement, shall be borne by the Company.

                 SECTION 6.12. GOVERNING LAW. This Agreement shall be regulated, construed and administered under the laws of the State of Ohio, except when preempted by federal law.

                 SECTION 6.13. GENDER AND NUMBER. For purposes of interpreting the provisions of this Agreement, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural, unless otherwise clearly required by the context.

                 SECTION 6.14. SEVERABILITY. If any provision of this Agreement or the application thereof to any circumstances(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Agreement and the application of such provision to other circumstances or persons shall not be affected thereby.

                 SECTION 6.15. NOTICES. All notices required or permitted to be given under this Agreement shall be given in writing and shall be deemed sufficiently given if delivered by and/or mailed by registered or certified mail, return receipt requested, to his residence at 1965 Mornington Lane, Suite 14, Cleveland Heights, Ohio 44106, in the case of the Executive, and to its principal executive offices at 25101 Chagrin Boulevard, Beachwood, Ohio 43122-4169, Attention: Secretary, in the case of the Company. Either party may by like notice to the other party change the address at which it is to receive notices hereunder.

                 SECTION 6.16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Executive, his heirs, executors, administrators and legal representatives. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                 SECTION 6.17. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes, with respect to such subject matter, all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto (except such plans adopted by the Company which apply to other employees as well as to the Executive, such as the Company's Pension Plan, Restoration Plan or Deferred Compensation Plan); and any prior agreement (or portion thereof) of the parties hereto in respect of the subject matter contained herein (including, without limitation, Sections 7(d)(vii) and 7(d)(viii) of the Employment Agreement and the entirety of the Supplemental Pension Benefit Agreement between the Company and the Executive dated June 25, 1991) is hereby terminated and cancelled.


                 IN WITNESS WHEREOF, The Allen Group Inc. has caused this Supplemental Target Pension Benefit Agreement to be signed by its proper officer and Executive has hereunto set his hand this _____ day of ________________, 1996.


ATTEST:                           THE ALLEN GROUP INC.



______________________________    By:___________________________
Secretary                            Title:

WITNESS:



______________________________    ______________________________
                                  ROBERT G. PAUL